Exhibit 99.1

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in 000’s)

Introduction and Basis of Presentation

On May 10, 2013, AdCare Health Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the sale by Hearth & Home of Vandalia, Inc., a wholly owned subsidiary of the Company, to H & H Vandalia LLC, certain land, buildings, improvements, furniture, fixtures and equipment comprising the Hearth and Home of Vandalia Facility (the “Vandalia Facility”) located in Vandalia, Ohio.  The Vandalia Facility was sold pursuant to that certain Agreement of Sale, dated October 11, 2012 (as amended, the “Ohio Sale Agreement”) between the Company, certain of its subsidiaries and CHP Acquisition Company, LLC (“CHP”).  As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 6, 2013, the Company sold to CHP, pursuant to the Ohio Sale Agreement, certain land, buildings, improvements, furniture, fixtures and equipment comprising the facility known as the Lincoln Lodge Retirement Residence located in Columbus, Ohio (the “Lincoln Lodge Facility”).  Furthermore, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2013, the Company sold to CHP, pursuant to the Ohio Sale Agreement, certain land, buildings, improvements, furniture, fixtures and equipment comprising the following facilities: (i) Hearth & Home of El Camino located in Springfield, Ohio; (ii) Hearth & Home of Van Wert located in Van Wert, Ohio; (iii) Hearth & Home at Harding located in Springfield, Ohio; and (iv) Hearth & Home at Urbana located in Urbana ((i) through (iv), together with the Lincoln Lodge Facility and the Vandalia Facility, the “Ohio Facilities”). The aggregate sale price of the Ohio Facilities was approximately $21.8 million.  This Amendment No. 1 to Current Report on Form 8-K/A amends Item 9.01 of the Original 8-K to present the unaudited pro forma financial information with respect to the sale of the Ohio Facilities.

Total proceeds of $21,800 included a Seller Note in the amount of $3,600.  In June 2013, the Company entered into a Release Agreement with CHP amending the terms of the Seller Note.  In exchange for a reduction in the purchase price by $360, CHP agreed to immediately payoff the Seller Note resulting in a net payment of $3,240.  Proceeds from the $3,240 payment were used to fund a $2,000 increase in collateralized restricted cash required by one of AdCare’s lenders and $1,240 was received by the Company for working capital purposes.

The gain on sale recognized on the sale of the four assisted living facilities that closed in December 2012 was approximately $6,900. The loss on the sale of the Lincoln Lodge Facility in February 2013 was approximately $190 and the loss on sale the Vandalia Facility in May 2013 was approximately $180. The unaudited pro forma consolidated balance sheet as of December 31, 2012 is presented to reflect the effect of the sale of the Ohio Facilities as if they had occurred on December 31, 2012.

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2012 and 2011 are based on our historical consolidated statements of operations, and gives effect as if the sales had occurred on December 31, 2010.

The unaudited pro forma consolidated financial statements presented are based on the assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statements were: directly attributable to the sale, based upon available information and assumptions, which we consider to be reasonable, and made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma consolidated financial information is presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the sale actually been consummated on the dates indicated and does not purport to be indicative of the financial condition as of any future date or results of operations for any future period.

The unaudited pro forma consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2012.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2012

(Amounts in 000’s)

		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$15,937	$1,781	(A)(B)	$17,718
Restricted cash and investments	1,742	—		1,742
Accounts receivable, net	26,037	—		26,037
Prepaid expenses and other	489	—		489
Assets of disposal group held for sale	6,159	(6,159	)(B)	—
Total current assets	50,364	(4,378)		45,986

Restricted cash and investments	7,215	2,000	(A)	9,215
Property and equipment, net	151,064	—		151,064
Intangible assets — bed licenses	2,471	—		2,471
Intangible assets — lease rights, net	6,844	—		6,844
Goodwill	5,023	—		5,023
Lease deposits	1,720	—		1,720
Deferred loan costs, net	6,137	—		6,137
Other assets	3,611	(3,600	)(A)	11
Total assets	$234,449	$(5,978)		$228,471

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$6,941	$(1,859	)(B)	$5,082
Current portion of convertible debt, net of discounts	10,948	—		10,948
Revolving credit facilities and lines of credit	1,498	—		1,498
Accounts payable	19,503	—		19,503
Accrued expenses	13,730	—		13,730
Liabilities of disposal group held for sale	3,662	(3,662	)(B)	—
Total current liabilities	56,282	(5,521)		50,761

Notes payable and other debt, net of current portion:
Senior debt, net of discounts	128,248	—		128,248
Convertible debt, net of discounts	12,009	—		12,009
Revolving credit facilities	7,706	—		7,706
Other debt	864	—		864
Derivative liability	3,630	—		3,630
Other liabilities	1,394	—		1,394
Deferred tax liability	104	—		104
Total liabilities	210,237	(5,521)		204,716

Commitments and contingencies (Note 14)
Preferred stock, no par value; 1,000 shares authorized; 450 shares issued or outstanding, redemption amount $11,250	9,159	—		9,159

Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 29,000 shares authorized; 14,657 shares issued and outstanding	41,644	—		41,644
Accumulated deficit	(25,753)	(457)		(26,210)
Total stockholders’ equity	15,891	(457)		15,434
Noncontrolling interest in subsidiaries	(838)	—		(838)
Total equity	15,053	(457)		14,596
Total liabilities and equity	$234,449	$(5,978)		$228,471

See accompanying notes to unaudited pro forma consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(Amounts in 000’s, except per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues:
Patient care revenues	$199,502	$—		$199,502
Management revenues	2,156	—		2,156
Total revenues	201,658	—		201,658

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	168,207	—		168,207
General and administrative expenses	17,005	—		17,005
Facility rent expense	7,689	—		7,689
Depreciation and amortization	6,805	—		6,805
Salary retirement and continuation costs	43	—		43
Total expenses	199,749	—		199,749

Income from Operations	1,909	—		1,909

Other Income (Expense):
Interest expense, net	(13,224)	—		(13,224)
Acquisition costs, net of gains	(1,962)	—		(1,962)
Derivative gain (loss)	(1,741)	—		(1,741)
Gain (loss) on extinguishment of debt	500	—		500
Gain (loss) on disposal of assets	2	—		2
Other income	(124)	—		(124)
Total other income (expense), net	(16,549)	—		(16,549)

Income (Loss) from Continuing Operations Before Income Taxes	(14,640)	—		(14,640)
Income Tax Expense	(97)	—		(97)
Income (Loss) from Continuing Operations	(14,737)	—		(14,737)
Income (loss) from discontinued operations, net of tax	7,197	(8,948	)(C)	(1,751)
Net Loss	(7,540)	(8,948)		(16,488)
Net Loss Attributable to Noncontrolling Interests	656	—		656
Net Loss Attributable to AdCare Health Systems, Inc.	(6,884)	(8,948)		(15,832)
Preferred stock dividend	(156)	—		(156)
Net Income (Loss) Attributable to AdCare Health Systems, Inc. Common Stockholders	$(7,040)	$(8,948)		$(15,988)

Net Income (Loss) per Common Share attributable to AdCare Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(1.01)			$(1.01)
Discontinued Operations	0.51			(0.13)
	$(0.50)			$(1.14)
Net Income (Loss) per Common Share attributable to AdCare Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(1.01)			$(1.01)
Discontinued Operations	0.51			(0.13)
	$(0.50)			$(1.14)

See accompanying notes to unaudited pro forma consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

(Amounts in 000’s, except per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues:
Patient care revenues	$136,592	$—		$136,592
Management revenues	1,620	—		1,620
Total revenues	138,212	—		138,212

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	111,819	—		111,819
General and administrative expenses	13,281	—		13,281
Facility rent expense	7,193	—		7,193
Depreciation and amortization	3,359	—		3,359
Salary retirement and continuation costs	1,451	—		1,451
Total expenses	137,103	—		137,103

Income from Operations	1,109	—		1,109

Other Income (Expense):
Interest expense, net	(7,381)	—		(7,381)
Acquisition costs, net of gains	(1,163)	—		(1,163)
Derivative gain (loss)	957	—		957
Gain (loss) on extinguishment of debt	(141)	—		(141)
Gain (loss) on disposal of assets	(111)	—		(111)
Other income	551	—		551
Total other income (expense), net	(7,288)	—		(7,288)

Income (Loss) from Continuing Operations Before Income Taxes	(6,179)	—		(6,179)
Income Tax Expense	(215)	—		(215)
Income (Loss) from Continuing Operations	(6,394)	—		(6,394)
Income (loss) from discontinued operations, net of tax	(1,158)	(1,219	)(C)	(2,377)
Net Loss	(7,552)	(1,219)		(8,771)
Net Loss Attributable to Noncontrolling Interests	1,388	—		1,388
Net Loss Attributable to AdCare Health Systems, Inc.	(6,164)	(1,219)		(7,383)
Preferred stock dividend	—	—		—
Net Income (Loss) Attributable to AdCare Health Systems, Inc. Common Stockholders	$(6,164)	$(1,219)		$(7,383)

Net Income (Loss) per Common Share attributable to AdCare Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.48)			$(0.48)
Discontinued Operations	(0.11)			(0.22)
	$(0.59)			$(0.70)
Net Income (Loss) per Common Share attributable to AdCare Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.48)			$(0.48)
Discontinued Operations	(0.11)			(0.22)
	$(0.59)			$(0.70)

See accompanying notes to unaudited pro forma consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in 000’s)

The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2012 reflects the following adjustments:

(A)                               Adjustment to reflect the June 2013 Release Agreement amending the terms of the Seller Note.  In exchange for a reduction in the purchase price by $360, CHP agreed to immediately payoff the Seller Note resulting in a net payment of $3,240.  Proceeds from the $3,240 payment were used to fund a $2,000 increase in collateralized restricted cash required by one of the Company’s lenders and $1,240 was received by the Company for working capital purposes.  The $360 discount or loss on sale adjustment is reflected in the pro forma adjustment to accumulated deficit.

(B)                               Elimination of the assets associated with the Ohio Facilities, $3,662 of debt on the Vandalia Facility assumed by CHP, $1,859 repayment of existing debt associated with the Lincoln Lodge Facility and $541 increase in working capital resulting from the net proceeds from the sale of the Lincoln Lodge Facility.

The accompanying unaudited pro forma consolidated statements of operations for the years ended December 31, 2012 and 2011 reflect the following adjustments:

(C)                               Elimination of the operating results of the Ohio Facilities which are included in the Company’s historical consolidated statements of operations as discontinued operations.  The year ended December 31, 2012 also includes elimination of the gain on sale of four of the six Ohio Facilities sold in December 2012.

The operating results of the Ohio Facilities do not include a 5% management fee paid by the facilities to the Company as such amount is eliminated in the historical consolidated financial statements.